Exhibit 99.1

Pioneer Receives Nasdaq Notification of Non-Compliance Related to Delayed Annual Report on Form 10-K

Expects to File 10-K for Year Ended December 31, 2023 in the Coming Weeks

FORT LEE, N.J., April 23, 2024 /Business Wire/ -- Pioneer Power Solutions, Inc. (Nasdaq: PPSI) (“Pioneer” or the “Company”), a leader in the design, manufacture, service and integration of electrical power systems, distributed energy resources, power generation equipment and mobile electric vehicle (“EV”) charging solutions, today announced that on April 18, 2024, the Company received a delinquency notification letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) as a result of its failure to have timely filed its Annual Report for the year ended December 31, 2023 on Form 10-K (the “Annual Report”) with the Securities and Exchange Commission (the “SEC”).

The delinquency notification letter provides that, under Nasdaq rules for continued listing, the Company has 60 calendar days to submit to Nasdaq a plan to regain compliance. If the Company’s plan is accepted, Nasdaq may grant the Company an exception of up to 180 days from the filing’s due date, or until October 14, 2024, to regain compliance. If Nasdaq does not accept the plan, the Company will have the opportunity to appeal the decision to a Hearings Panel. The delinquency notification letter has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market.

The company expects to file its Annual Report with the SEC in the coming weeks.

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. is a leader in the design, manufacture, integration, refurbishment, service and distribution of electric power systems, distributed energy resources, power generation equipment and mobile EV charging solutions for applications in the utility, industrial and commercial markets. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Such forward-looking statements include, without limitation, statements regarding the Company’s anticipated filing of its Annual Report. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company’s ability to successfully increase its revenue and profit in the future, (ii) general economic conditions and their effect on demand for electrical equipment, (iii) the effects of fluctuations in the Company’s operating results, (iv) the fact that many of the Company’s competitors are better established and have significantly greater resources than the Company, (v) the Company’s dependence on two customers for a large portion of its business, (vi) the potential loss or departure of key personnel, (vii) unanticipated increases in raw material prices or disruptions in supply, (viii) the Company’s ability to realize revenue reported in the Company’s backlog, (ix) future labor disputes, (x) changes in government regulations, (xi) the liquidity and trading volume of the Company’s common stock, (xii) an outbreak of disease, epidemic or pandemic, such as the global coronavirus pandemic, or fear of such an event, (xiii) risks associated with litigation and claims, which could impact our financial results and condition, and (xiv) the Company’s ability to regain and maintain compliance with the continued listing requirements of the Nasdaq Capital Market.

More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q, respectively. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com

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